Exhibit 99

FOR IMMEDIATE RELEASE

January 31, 2007

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark_Lazenby@Dom.com
Analysts:	Joseph O’Hare (804) 819-2156, Joseph_OHare@Dom.com Laura Kottkamp (804) 819-2254, Laura_E_Kottkamp@Dom.com

DOMINION ANNOUNCES 2006 EARNINGS

▪ Conference call scheduled for 10 a.m. EST today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the twelve months ended Dec. 31, 2006 of $1.38 billion ($3.93 per share) compared to net income of $1.03 billion ($3.00 per share) for the same period last year.

Operating earnings for the 12 months ended Dec. 31, 2006 amounted to $1.81 billion ($5.16 per share) compared to operating earnings of $1.57 billion ($4.56 per share) for the twelve months ended Dec. 31, 2005. Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company’s annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2006 and 2005 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, president and chief executive officer, said:

“Dominion’s full year 2006 operating earnings reflect the hard work and dedication of our more than 17,000 employees. Despite the poor utility weather throughout the year and its resulting impact on our revenues, we achieved solid earnings in-line with our financial objectives.

“In November we announced the results of our strategic review, which led to our decision to pursue the divestiture of the majority of our E&P business and to focus on our traditional utility-oriented business lines. The performance of the business units that would remain a part of Dominion following our proposed E&P divestiture strengthens our belief in this strategic decision.

“The board of directors has recently expressed its continued confidence through a 2-cents per share increase to our quarterly common stock dividend at the January board meeting. This will result in an annual dividend rate of $2.84 per share, or a 3 percent increase over 2006.”

Fourth-quarter earnings

Dominion also announced today unaudited net income determined in accordance with GAAP for the three months ended Dec. 31, 2006, of $31 million (9 cents per share) compared to net income of $257 million (74 cents per share) for the same period last year.

Operating earnings for the three months ended Dec. 31, 2006, were $275 million (78 cents per share) compared to operating earnings of $357 million ($1.02 per share) for the three months ended Dec. 31, 2005.

Business segment results and detailed descriptions of items included in 2006 and 2005 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

2006 operating earnings compared to 2005

Fourth-quarter 2006 operating earnings of 78 cents per share compare to operating earnings of $1.02 per share in the fourth quarter of 2005. The decrease is primarily attributable to milder-than-normal weather in the electric and gas utility service areas, lower average realized prices for natural gas and oil sales and the absence of a mark-to-market benefit from hedges de-designated following Hurricanes Katrina and Rita. These negatives were partially offset by increased natural gas and oil production, lower unrecovered Virginia fuel expenses and higher contributions from the company’s merchant generation and nonregulated retail energy marketing businesses.

Full-year 2006 operating earnings of $5.16 per share compare to 2005 operating earnings of $4.56 per share. The increase is primarily attributable to higher natural gas and oil production, higher business interruption insurance proceeds, mark-to-market benefits including the gain from natural-gas hedges de-designated following Hurricanes Katrina and Rita, lower unrecovered Virginia fuel expenses, and higher contributions from the company’s merchant generation, nonregulated retail energy marketing, gas transmission and producer services businesses. These positives were partially offset by milder-than-normal weather in the electric and gas utility service areas, lower sales of emissions allowances and lower average realized prices and higher production costs in the company’s E&P business.

Complete details of fourth-quarter and full-year 2006 operating earnings compared to 2005 can be found on Schedule 5 of this release.

Conference call today

Dominion will host its fourth-quarter earnings conference call at 10 a.m. EST on Wednesday, Jan. 31, at which time Dominion management will discuss 2006 financial results and provide an update on the company’s strategic initiatives as well as other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9871. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/ir.jsp.

A replay of the conference call will be available beginning about 1 p.m. EST Jan. 31 and lasting until 11 p.m. EST Feb. 7. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226. The PIN for the replay is 79275875. Additionally, a replay of the Web cast will be available on the company’s investor information page by the end of the day Jan. 31.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,000 megawatts of generation, about 6.5 trillion cubic feet equivalent of proved natural gas reserves and 7,800 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with about 960 billion cubic feet of storage capacity and serves retail energy customers in eleven states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains certain forward-looking statements that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, the timing of the closing dates of acquisitions or divestitures (including any divestiture of our natural gas and oil assets), additional risk exposure associated with the termination of business interruption and offshore property damage insurance related to our exploration and production operations and our inability to replace such insurance on commercially reasonable terms, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, gas and oil production and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, risks associated with the realignment of our operating assets (including the potential dilutive effect on earnings in the near term and costs associated with any sale of our exploration and production business and the redeployment of proceeds from any sale), changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended December 31
	2006	2005	Change
Operating Revenue (GAAP Based)	$3,967	$5,074	$(1,107)

Earnings:
Dominion Delivery	$124	$102	$22
Dominion Energy	83	83	-
Dominion Generation (1)	81	3	78
Dominion Exploration & Production	37	226	(189)
Corporate	(50)	(57)	7
OPERATING EARNINGS	$275	$357	$(82)
Items excluded from operating earnings (1) (2)	(244)	(100)	(144)
GAAP EARNINGS	$31	$257	$(226)

Common Shares Outstanding (average, diluted)	353.8	348.2

Earnings Per Share (EPS):
Dominion Delivery	$0.35	$0.29	$0.06
Dominion Energy	0.24	0.24	-
Dominion Generation (1)	0.23	-	0.23
Dominion Exploration & Production	0.10	0.65	(0.55)
Corporate	(0.14)	(0.16)	0.02
OPERATING EARNINGS	$0.78	$1.02	$(0.24)
Items excluded from operating earnings (1) (2)	(0.69)	(0.28)	(0.41)
GAAP EARNINGS	$0.09	$0.74	$(0.65)

	Twelve months ended December 31
	2006	2005	Change
Operating Revenue (GAAP Based)	$16,482	$17,971	$(1,489)

Earnings:
Dominion Delivery	$438	$448	$(10)
Dominion Energy	360	319	41
Dominion Generation (1)	537	416	121
Dominion Exploration & Production	680	565	115
Corporate	(201)	(176)	(25)
OPERATING EARNINGS	$1,814	$1,572	$242
Items excluded from operating earnings (1) (2)	(434)	(539)	105
GAAP EARNINGS	$1,380	$1,033	$347

Common Shares Outstanding (average, diluted)	351.6	344.4

Earnings Per Share (EPS):
Dominion Delivery	$1.25	$1.30	$(0.05)
Dominion Energy	1.02	0.93	0.09
Dominion Generation (1)	1.53	1.20	0.33
Dominion Exploration & Production	1.93	1.64	0.29
Corporate	(0.57)	(0.51)	(0.06)
OPERATING EARNINGS	$5.16	$4.56	$0.60
Items excluded from operating earnings (1) (2)	(1.23)	(1.56)	0.33
GAAP EARNINGS	$3.93	$3.00	$0.93

(1)	Amounts have been recast to exclude from operating earnings the loss from discontinued operations of three merchant generation plants (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006.
(2)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/

Schedule 2 - Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Twelve months ended December 31, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•
$183 million in net charges reflecting the impairment of assets ($164 million) and loss from normal operations ($19 million) of three merchant generation plants (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006;

•	$91 million in charges related to the impairment of certain Dominion Capital investments;
•	$73 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$37 million in charges due to the SFAS133 impact related to certain interest rate swaps;
•
$34 million of impairment charges, including $17 million resulting from the cancellation of a pipeline project and $15 million resulting from a change in method of assessing other-than-temporary declines in the fair value of certain securities;

•	$11 million of incremental charges related to Hurricanes Katrina and Rita;
•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract;
•	$6 million gain on the sale of an investment in a natural gas storage development project; and
•	$5 million in other charges including charges related to the divesture of oil and gas properties.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$573	$300	$666	$275	$1,814
Items excluded from operating earnings (after-tax):
Discontinued operations - Generation
Impairment of assets				(164)	(164)
Loss from normal operations	(6)	(5)	(4)	(4)	(19)
Dominion Capital related charges		(85)		(6)	(91)
Net charges related to the pending sale of Dominion Peoples
and Dominion Hope natural gas distribution companies	(21)	(7)	(7)	(38)	(73)
SFAS133 impact related to certain interest rate swaps		(37)			(37)
Impairment of assets			(6)	(28)	(34)
Hurricanes Katrina and Rita	(6)	(4)	(1)		(11)
Merchant generation contract write-off	(6)				(6)
Gain on sale of natural gas storage development project			5	1	6
Other		(1)	1	(5)	(5)
Total items excluded from operating earnings	(39)	(139)	(12)	(244)	(434)
Reported net income	$534	$161	$654	$31	$1,380

Common shares outstanding (average, diluted)	348.1	350.5	353.9	353.8	351.6

Operating earnings per share	$1.64	$0.86	$1.88	$0.78	$5.16
Items excluded from operating earnings (after-tax)	(0.11)	(0.40)	(0.03)	(0.69)	(1.23)
Reported earnings per share	$1.53	$0.46	$1.85	$0.09	$3.93

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Twelve months ended December 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

•
$375 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;

•
$65 million in charges related to a $51 million impairment of a note receivable from Calpine and $14 million primarily from the sale of the company’s equity interests in certain non-core merchant generation facilities;

•	$44 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
•	$32 million in net charges related to exiting certain businesses consisting of:
•	$22 million in net charges related to Dominion Capital;
•	$13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
•	$2 million in net charges related to miscellaneous asset impairments; and
•	$5 million benefit related to our discontinued telecommunications operations;
•
$14 million in net charges reflecting the discontinued loss from operations of three merchant generation plants (Troy, Pleasants, Armstrong) for which an agreement to sell was executed in December 2006; and

•	$9 million in other charges including the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$496	$345	$374	$357	$1,572
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)	(11)	(375)
Impairment of investments				(65)	(65)
NUG buyouts	(45)			1	(44)
Charges related to exiting certain businesses	(18)	(8)	6	(12)	(32)
Discontinued operations - Generation	(4)	(5)	(1)	(4)	(14)
Other including changes in accounting				(9)	(9)
Total items excluded from operating earnings	(67)	(13)	(359)	(100)	(539)
Reported net income	$429	$332	$15	$257	$1,033

Common shares outstanding (average, diluted)	342.3	342.0	345.0	348.2	344.4

Operating earnings per share	$1.45	$1.00	$1.09	$1.02	$4.56
Items excluded from operating earnings (after-tax)	(0.19)	(0.03)	(1.05)	(0.29)	(1.56)
Reported earnings per share	$1.26	$0.97	$0.04	$0.73	$3.00

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 4a - Comparison of 4Q06 Assumptions and Drivers to Actual

	4Q05	4Q06	4Q06
Description	Actual	Assumption	Actual

Operating earnings (mm)	$357	---	$275
Average common shares outstanding, diluted (mm)	348.2	354.9	353.8
Operating earnings per share	$1.02	---	$0.78
GAAP earnings per share	$0.74	---	$0.09

Certain Items That Impacted Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [1]	$10	---	($30)
FAS 133 - (Hedge Ineffectiveness/Other) - After-tax (mm)	($14)	---	$5
FAS 133 - (Katrina/Rita Dedesignated Hedges) - After-tax (mm)	$78	---	($4)
Virginia Fuel Underrecovery - After-tax (mm)	($76)	---	($45)
Business Interruption Insurance Proceeds - After-tax (mm)	$0	$3	$4
Tropical Storm Ernesto - After-tax (mm)	---	($3)	($2)
Franchise Growth - After-tax (mm) over prior year	---	---	---
Merchant Generation Margin Growth - After-tax (mm) over prior year	---	---	---

Natural Gas Production (Bcf) [2]	71	82 - 86	80
Liquids Production (mmbbls) [2]	4.1	5.3 - 5.5	6.1
Equivalent Natural Gas Production (Bcfe) [2]	95	114 - 119	117

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$12.97	$5.72	$6.56
Avg. NYMEX Spot Price - Oil ($/bbl)	$61.13	$62.51	$60.14

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [3]	$11.18	$5.22	$6.00
Average Realized Price without Hedging Results - Liquids ($/bbl) [3]	$53.00	$50.97	$47.62
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [3]	$10.55	$6.19	$6.64

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [3]	$6.30	$3.64	$3.89
Average Realized Price with Hedging Results - Liquids ($/bbl) [3]	$39.91	$25.66	$25.72
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [3]	$6.39	$3.81	$4.02

E&P Lifting Costs ($/mcfe) [3,4]	$1.67	$1.25 - $1.35	$1.23
E&P DD&A Rate ($/mcfe) [3]	$1.58	$1.65 - $1.75	$1.83

VPP Volumes Delivered (Bcf)	15.3	12.9	12.9
VPP Net Revenue - Pre-tax ($mm)	$79	$59	$59
VPP Net Revenue - After-tax ($mm)	$50	$37	$37

Average PJM West Price (7x24) ($/MWh)	$72.49	$43.52	$41.11
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$97.98	$54.94	$58.04

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69	$0.69

1) After-tax impact on utility base revenue.
2) Includes Dominion Transmission, excludes VPPs (Volumetric Production Payments).
3) Dominion E&P Only.
4) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received.

Schedule 4b - Comparison of 2006 Operating EPS to Guidance [1]
(Operating earnings per share)
	2006 EPS	2006 EPS	2006 EPS vs.
	Guidance Range [2]	versus 2005 [3]	Guidance Mid-pt 3
2005 Operating EPS [4]	$4.56
Reconciling Items (relative to 2005 actual):
Return to Normal Weather	(0.18)	(0.36)	(0.18)
Franchise Growth	0.07	0.10	0.03
Rate Settlements	(0.04)	(0.04)	0.00
VA Fuel Expenses	0.00 - 0.05	0.12	0.10
VA Generation Planned Outages (non-fuel)	(0.03)	(0.02)	0.01
Excess Emission Sales	(0.17) - (0.20)	(0.12)	0.07
Merchant Generation	0.57 - 0.62	0.59	0.00
Dominion E&P	0.36 - 0.78	0.29	(0.28)
Pension Plan / Benefits	(0.06)	0.03	0.09
Interest Rates	0.00 - (0.04)	0.00	0.02
Dominion Retail	na	0.17	0.17
Gas Transmission	na	0.11	0.11
Producer Services	na	0.07	0.07
Major storm damage and service restoration	na	(0.05)	(0.05)
Energy Supply Margins (FTR's)	na	(0.08)	(0.08)
Interest expense due to higher average debt	na	(0.15)	(0.15)
Other	na	(0.02)	(0.02)
2006 Discontinued operations	na	0.05	0.05
2005 Discontinued operations [2]	(0.03)	(0.03)	0.00
Share Dilution [5]	(0.10)	(0.06)	0.04
2006 Operating EPS	$5.05 - $5.25	$0.60	$0.01

1) Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/
2) Original operating EPS guidance range provided on January 26, 2006.
3) Sum of EPS Variances may not total due to rounding.
4) 2005 Operating EPS adjusted for loss from discontinued operations.
5) Excludes the effect of share dilution at Dominion E&P which is included in the Dominion E&P line above.

Schedule 4b - Comparison of 2006 Assumptions and Drivers to Actual

Description	2005 Actual	2006 Assumption	2006 Actual

Natural Gas Production (Bcf)	290	335 - 345	318
Liquids Production (mmbbls)	16	18.0 - 18.5	25
Equivalent Natural Gas Production (Bcfe)	383	445 - 455	467

Natural Gas Production Hedged (Bcf)	227	227	237
Oil Production Hedged (mmbbls)	9	13	14
Equivalent Natural Gas Production Hedged (Bcfe)	282	304	320

Dominion Virginia Power - Gas & Oil (Bcfe) [1]	66	67	43
E&P Company Use (Bcfe)	---	15	15

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$8.62	$10.77	$7.23
Avg. NYMEX Spot Price - Oil ($/bbl)	$55.34	$62.59	$65.35

Average Natural Gas Hedge Price ($/mmbtu)	$4.43	$4.83	$4.91
Average Oil Hedge Price ($/bbl)	$26.95	$25.25	$26.73
Average Gas Equivalent Hedge Price ($/mmbtu)	$4.44	$4.67	$4.79

Average Realized Price - Natural Gas ($/mmbtu) [3,4]	$4.73	$5.53	$4.29
Average Realized Price - Liquids ($/bbl) [3,4]	$30.21	$32.54	$33.39
Average Realized Price - Gas Equivalent ($/mmbtu) [3]	$4.81	$5.49	$4.72

VPP Volumes Delivered (Bcf)	63	55	55
VPP Net Revenue ($mm)	$323	$262	$262

E&P Lifting Costs ($/mcfe)	$1.33	$1.55 - 1.65	$1.28
E&P DD&A Rate ($/mcfe)	$1.47	$1.60 - 1.70	$1.71
E&P F&D Rate Capitalized ($/mcfe)	$2.00	$2.25 - 2.35	$2.42

Average PJM West Price (7x24) ($/MWh)	$60.52	$74.06	$50.09
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$78.55	$97.73	$60.93

Millstone Average Hedge Price ($/MWh)	$40.87	$55.13	$55.85

Interest Rates:
Average Short-Term Interest Rates	3.4%	5.1%	5.1%
Average Long-Term Interest Rates	5.4%	7.2%	6.2%
EPS Sensitivity to 25 basis point change	---	$0.006	---

Average common shares outstanding, diluted (mm)	344.4	351.4	351.6

Annual Common Dividend Rate ($/share)	$2.68	$2.76	$2.76

(1) Estimate of unhedged natural gas consumed under normal conditions at Dominion Virginia Power (DVP)
gas-fired units and DVP oil-fired units converted to Bcfe based on gas-oil correlation.
(2) Estimate of unhedged coal consumed under normal conditions at DVP coal-fired units converted to Bcfe based on gas-oil correlation.
(3) Dominion E&P Only.
(4) In the original disclosure provided on January 26, 2006, Natural Gas Liquids (NGLs) were included in the calculation of Average Realized Price - Natural Gas. Starting with the 2005 Form 10K filing, Dominion began including the NGLs in the calculation of the Average Realized Price - Liquids. The prices have been updated to reflect the Form 10K convention.

Schedule 5 - Reconciliation of 2006 Earnings to 2005

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2006 vs. 2005		2006 vs. 2005
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Dominion Delivery
Regulated electric sales:
Weather	($8)	($0.02)	($29)	($0.08)
Customer growth	2	0.01	11	0.03
Other	8	0.02	15	0.04
Regulated gas sales - weather	(12)	(0.04)	(26)	(0.07)
Other Gas Margins - regulated	1	--	(10)	(0.03)
Major storm damage and service restoration	(4)	(0.01)	(18)	(0.05)
North Carolina rate case settlement	--	--	(6)	(0.02)
Interest expense	6	0.02	(11)	(0.03)
Nonregulated retail energy marketing operations	35	0.10	57	0.17
Other	(6)	(0.01)	7	0.02
Share dilution	--	(0.01)	--	(0.03)
Change in contribution to operating earnings	$22	$0.06	($10)	($0.05)

Dominion Energy
Producer services	($5)	($0.01)	$23	$0.06
Gas Transmission
Other margins	10	0.03	39	0.11
Rate settlement	--	--	(13)	(0.04)
Other	(5)	(0.01)	(8)	(0.02)
Share dilution	--	(0.01)	--	(0.02)
Change in contribution to operating earnings	$0	$0.00	$41	$0.09

Dominion Generation
Regulated electric sales:
Weather	($16)	($0.05)	($64)	($0.18)
Customer growth	5	0.01	24	0.07
Other	13	0.03	17	0.06
Unrecovered Virginia fuel expenses	31	0.09	40	0.12
Merchant generation margin	21	0.06	215	0.63
Sales of emissions allowances	5	0.02	(40)	(0.12)
Energy Supply margin	(11)	(0.03)	(27)	(0.08)
Outage costs	(3)	(0.01)	(20)	(0.06)
North Carolina rate case settlement	--	--	(10)	(0.03)
Salaries, wages and benefits expense	(2)	(0.01)	(13)	(0.04)
Interest expense	11	0.03	(2)	(0.01)
Other	24	0.09	1	0.00
Share dilution	--	0.00	--	(0.03)
Change in contribution to operating earnings	$78	$0.23	$121	$0.33

Dominion E&P
Business Interruption Insurance	$4	$0.01	$62	$0.18
Gas and Oil - production	141	0.40	406	1.18
Gas and Oil - prices	(230)	(0.66)	($208)	(0.60)
Operations and maintenance:
FAS133 - M2M/Hedge Ineffectiveness	(63)	(0.18)	147	0.43
Other O&M	5	0.02	(107)	(0.32)
DD&A	(44)	(0.13)	(162)	(0.47)
Interest Expense	(9)	(0.03)	(30)	(0.09)
Other	7	0.02	7	0.02
Share dilution	--	0.00	--	(0.04)
Change in contribution to operating earnings	($189)	($0.55)	$115	$0.29

Corporate & Other
Change in contribution to operating earnings	$7	$0.02	($25)	($0.06)

Change in items excluded from operating earnings (1)	($144)	($0.41)	$105	$0.33

(1) Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/